SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: March 1, 2007
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On March 1, 2007, we entered into a strategic market collaborative agreement with Clear Channel Airports, or CCA, a division of Clear Channel Outdoor, pursuant to which we plan to jointly develop and deploy a proprietary travel information kiosk network called iPoint™, specifically for airports and their guest travelers. iPoint™ is intended to provide services that we believe airports should be providing (voluntarily and/or by government mandate) for their guest travelers and is intended to create revenue through advertising and sponsorships. CCA will assist airports with 100% of the iPoint™ equipment, fees and installation costs, in exchange for a revenue share program with the contracted airport. Both CCA and our company also plan to make joint requests for proposal responses and/or sales and marketing efforts to the Detroit, Michigan, San Jose, California, Seattle, Washington and Dallas-Fort Worth, Texas airports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.
Date: February 28, 2007
	By:	/s/ Thomas C. Muniz
Name: Thomas C. Muniz
Title: President and Chief Operating Officer